PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL "[***]" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

FIRST AMENDMENT
TO
SUPPLY AND DISTRIBUTION AGREEMENT

This First Amendment (“First Amendment”) to the Supply and Distribution Agreement, dated November 19, 2009 (“Agreement”) between Cardinal Health 200, LLC (“Cardinal Health”) and Patient Safety Technologies, Inc.(“Supplier”) is entered into by and between Supplier and Cardinal Health to modify the terms of the existing Agreement.

1.  Amendment.  Upon the First Amendment Effective Date (as defined in section 4 below), the Agreement shall be amended as follows:

1.1.         The first sentence of Section 2. Term of the Agreement shall be deleted in its entirety and replaced with the following:

The term of this Agreement shall begin on the Effective Date and shall continue until December 31, 2015 unless earlier terminated in accordance with the provisions of Section 9 below, (the “Initial Term”).

1.2. The following is added to the Agreement:

a.Target Inventory Levels. Cardinal Health will maintain at least enough inventory of each Product SKU to support [***]of sales to customers and other distributors (“Target Inventory Level”).  The Target Inventory Level will be calculated for each Product SKU based upon the most recent [***]average monthly sales to customers and other distributors as determined by monthly sales tracing reports and will be based off Product SKU unit volumes.

b.              Excess Inventory.  All inventory of Product held by Cardinal Health,[***], in excess of the Target Inventory Level for each SKU will be considered “Excess Inventory”.  Excess Inventory will be calculated on a SKU by SKU basis.  Cardinal Health shall provide Supplier monthly calculations of both Target Inventory Levels and Excess Inventory for each Product SKU no later than the 10th business day of each calendar month.  Until [***], Cardinal Health shall maintain Excess Inventory, in addition to maintaining Target Inventory Levels, however, Cardinal Health shall not be required to maintain Excess Inventory greater than the amount of inventory represented by [***].

c.              Purchase of Excess Inventory by Supplier.  At any time after the First Amendment Effective Date, Supplier shall have the right to buyback any Excess Inventory from Cardinal Health at Cardinal Health’s acquisition cost (as outlined in the Agreement) for the Excess Inventory.  Any Excess Inventory that is purchased by Supplier pursuant to this section 1.2(c) shall reduce the amount of Excess Inventory that Cardinal Health is required to maintain on a dollar for dollar basis.

d.              Ordering of Products and the Usage of Excess Inventory by Cardinal Health.  Until [***], Cardinal Health shall order Product from Supplier in sufficient quantities to maintain Target Inventory Levels and Excess Inventory as set forth above.  Beginning [***], Cardinal Health may use Excess Inventory to partially meet sales to customers and other distributors, however Cardinal Health shall limit the monthly amount of Excess Inventory used to partially meet sales demand to customers and other distributors based on the DIOH reduction calculation discussed below.  The sample calculation included below is for illustrative purposes only.  An additional example of how this calculation would work is provided in Exhibit I.

PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL "[***]" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

e. Days Inventory On Hand Reduction.  On the first business day of each month[***], beginning on [***], Cardinal Health shall calculate its current Days Inventory On Hand (DIOH) of Supplier’s raw material inventory for all channels.  The monthly calculation of DIOH shall be as follows:  (i) then-current raw material inventory balance(ii) divided by annualized cost of goods sold(“Annualized COGS”) [***]iii) multiplied by 365 (the “Monthly Calculated DIOH”).  For example, if then-current raw material inventory is $12,000,000 on [***], and Annualized COGS are $16,800,000, the DIOH would be 260 days.  Once the Monthly Calculated DIOH is established for a given month, Cardinal Health will determine the inventory bleed down for each of the remaining months in [***]by subtracting the Target DIOH Level (defined below) from the Monthly Calculated DIOH and then dividing by the number of remaining months in [***].  FOR EXAMPLE, if the Monthly Calculated DIOH [***]is 240 the monthly DIOH reduction, as of [***], would be calculated as follows: 240 – [***]Days of DIOH to be reduced, which would equal a DIOH reduction of [***]days per month for [***]months.  For purposes hereof, the Target DIOH Level is sixty (60) DIOH.

This calculation shall be completed by Cardinal Health on a monthly basis and reported to Supplier no later than the 10th business day of each calendar month during Calendar Year 2012.  If Supplier executes its option to buyback Excess Inventory, as outlined in Section 1.2(c) above, Cardinal Health will not be required to make additional purchases of inventory and Supplier’s purchase of Excess Inventory will be factored into the next Monthly Calculated DIOH.

If on [***], the DIOH of Supplier’s raw material inventory is not equal to the Target DIOH Level, Supplier shall have 45 days to either purchase back inventories to allow Cardinal Health to achieve this Target DIOH Level or Cardinal Health shall thereafter be relieved of its obligation to maintain the Target Inventory Level set forth in Section 1.2(a) of the Amendment above.”

2.  Entire Agreement.  The parties agree that this First Amendment shall be annexed to and made part of the Agreement.  Any conflicts arising between this First Amendment and the Agreement shall be resolved in favor of the provisions of this First Amendment. Except as herein provided, all of the terms and conditions in the Agreement remain unchanged and effective and are hereby reaffirmed.

3.  Definitions. Terms not defined specifically herein shall have the meaning ascribed to them in the Agreement.

4.Effective Date.  The effective date of this First Amendment shall be March 1, 2011 (“First Amendment Effective Date”).

5.  Execution in Counterparts.  This First Amendment may be executed in one or more counterparts and delivered by facsimile or electronic mail, each with original signature visible, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

Patient Safety Technology, Inc.	CARDINAL HEALTH 200, LLC
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL "[***]" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Exhibit I
For Illustration Purposes Only

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